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                                                                    EXHIBIT 23.6

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 25, 1999, except for Note 10, as to which the date is February 11, 1999 with respect to the financial statements of SouthWind Internet Access, Inc. included in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-69925) and related Prospectus of OneMain.com, Inc. for the registration of 8,000,000 shares of its Common Stock.

                                          /s/ Ernst & Young LLP

Wichita, Kansas
March 19, 1999